EXHIBIT 99.1
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NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                 ADVISORY FEE PAYMENT AND SUBSCRIPTION AGREEMENT

                  This ADVISORY FEE PAYMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") is made as of the 14th day of January, 2004, by and between Semotus Solutions, Inc. (the "Company"), whose business address is 16400 Lark Ave., Suite 230, Los Gatos, CA 95032, and vFinance Investments, Inc. (the "Placement Agent").

                                    RECITALS

                  WHEREAS:

     A. The parties have entered into a Confidential Memorandum dated as of October 20, 2003 (the "Placement Agreement"), pursuant to which the Placement Agent has agreed to act as a non-exclusive investment banker, financial advisor and consultant to the Company to provide financial services to the Company including raising new equity and/or debt financing, and, in partial consideration for such services (the "Services"), the Company has agreed to issue to the Placement Agent ten percent (10%) warrants (the "Warrants") to purchase common shares in the capital of the Company (the "Warrant Shares") for every warrant security raised by the Placement Agent from investors (the "Investors).

     B. The Investors have agreed to subscribe for a total of 404,762 warrant shares in the capital of the Company, and accordingly, the Company has agreed to issue 40,476 Warrants to the Placement Agent.

     C. The Placement Agent is a registered broker dealer with the Securities and Exchange Commission.

                  NOW, THEREFORE, the parties hereto agree as follows:

1.       ISSUANCE OF THE WARRANTS
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1.1 In consideration for the Services provided to the Company under the
Placement Agreement, the Company hereby grants to the Placement Agent 40,476 Warrants exercisable at an exercise price of U.S $.8625 per Warrant Share until 5:00 p.m. (PST time) on January 14, 2009.

1.2 The Warrants and the Warrant Shares are sometimes collectively referred to in this Agreement as the "Securities".

2.       ACKNOWLEDGEMENTS OF THE PLACEMENT AGENT
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2.1      The Placement Agent acknowledges and agrees that:

(a) none of the Warrants or the Warrant Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b) the Placement Agent acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c) the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Shares and Exchange Commission and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(d) if the Company has presented a business plan to the Placement Agent, the Placement Agent acknowledges that the business plan may not be achieved or be achievable;

(e) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)       there is no government or other insurance covering the Securities;

(g) the Placement Agent and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(h) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Placement Agent during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Placement Agent, the Placement Agent 's attorney and/or advisor(s);

(i) the Company is entitled to rely on the representations and warranties and the statements and answers of the Placement Agent contained in this Agreement and in the Questionnaire;

(j) the Placement Agent will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Placement Agent contained herein or in any document furnished by the Placement Agent to the Company in connection herewith (including, without limitation, the Questionnaire) being untrue in any material respect or any breach or failure by the Placement Agent to comply with any covenant or agreement made by the Placement Agent to the Company in connection therewith;

(k) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Placement Agent that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently the common shares of the Company are quoted on the OTC Bulletin Board;

(l) none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Restricted Period (as defined herein);

(m) OFFERS AND SALES OF ANY OF THE SECURITIES PRIOR TO THE EXPIRATION OF A PERIOD OF ONE YEAR AFTER THE DATE OF ISSUANCE OF SUCH SECURITIES (THE "RESTRICTED PERIOD") SHALL ONLY BE MADE IN COMPLIANCE WITH THE SAFE HARBOR PROVISIONS SET FORTH IN REGULATION S, PURSUANT TO THE REGISTRATION PROVISIONS OF THE 1933 ACT OR AN EXEMPTION THEREFROM, AND THAT ALL OFFERS AND SALES AFTER THE RESTRICTED PERIOD SHALL BE MADE ONLY IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT OR AN EXEMPTION THEREFROM;

(n) the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act; and

(o) the Placement Agent has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT
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3.1 The Placement Agent hereby represents and warrants to and covenants with the
Company (which representations, warranties and covenants shall survive the closing) that:

(a)       the Placement Agent is resident in the United States;

(b) the Placement Agent is registered as a broker dealer under all applicable securities laws;

(c)       the Placement Agent has received and carefully read this Agreement;

(d) the Placement Agent is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Placement Agent;

(e) the Placement Agent has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(f) the Placement Agent has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Placement Agent enforceable against the Placement Agent in accordance with its terms;

(g) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Placement Agent, or of any agreement, written or oral, to which the Placement Agent may be a party or by which the Placement Agent is or may be bound;

(h) the Placement Agent (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies,
          (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(i) the Placement Agent is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Placement Agent has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's most recent annual report on Form 10-KSB filed with the SEC;

(j) the Placement Agent has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Placement Agent is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(k) the Placement Agent understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Placement Agent shall promptly notify the Company;

(l) all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and the Placement Agent will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Securities;

(m) the Placement Agent is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Placement Agent has not subdivided its interest in the Securities with any other person;

(n) the Placement Agent has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for its decision to invest in the Securities and the Company;

(o) the Placement Agent is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(p) no person has made to the Placement Agent any written or oral representations:

          (i) that any person will resell or repurchase any of the Securities;

          (ii) that any person will refund the purchase price of any of the Securities; or

          (iii)   as to the future price or value of any of the Securities.

3.2 In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S and for the purpose of the Agreement includes any person in the United States.

4.       ACKNOWLEDGEMENT AND WAIVER
-----------------------------------

4.1 The Placement Agent has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Public Record. The Placement Agent hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Placement Agent might be entitled in connection with the distribution of any of the Securities.

5.       LEGENDING OF SUBJECT SECURITIES
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5.1 The Placement Agent hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear legends in substantially the following forms:

         NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Placement Agent hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.       COSTS
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6.1 The Placement Agent acknowledges and agrees that all costs and expenses incurred by the Placement Agent (including any fees and disbursements of any special counsel retained by the Placement Agent) relating to the acquisition of the Securities shall be borne by the Placement Agent.

7.       GOVERNING LAW
----------------------

7.1 This Agreement is governed by the laws of the State of New York and the federal laws of the United States applicable therein.

8.       SURVIVAL
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8.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Placement Agent pursuant hereto.

9.       ASSIGNMENT
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9.1 This Agreement is not transferable or assignable.

10.      COUNTERPARTS AND ELECTRONIC MEANS
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10.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

11.      SEVERABILITY
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11.1 The invalidity or unenforceability of any particular provision of this
Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

12.      ENTIRE AGREEMENT
-------------------------

12.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.


SEMOTUS SOLUTIONS, INC.                           VFINANCE INVESTMENTS, INC.


By:   /s/ Anthony N. LaPine                       By:  /s/ David Stefansky
      -------------------------------                  -------------------------
      Authorized Signatory                             Authorized Signatory